PILOT THERAPEUTICS, INC.

November 8, 2006

Dear Stockholder:

If your first reaction to a stockholder’s letter from Pilot Therapeutics Holdings, Inc. ( “Pilot”) is surprise, that is understandable. For the past three years, Pilot has largely been in hibernation. As you will recall Pilot is a medical foods company, based first in Winston-Salem, NC and later in Charleston, SC, which developed an over-the-counter treatment for asthma.

Pilot’s last formal communication with you was in the summer of 2003, when the company had conducted several clinical trials and was launching a promising market test for an over-the-counter asthma product, known as Airozin. But when funding promises failed, the company was forced to close its doors. Since then several attempts have been made to get this clinically-tested product into the marketplace in the dietary supplement and medical foods areas by partnering with other companies. These efforts were largely unsuccessful until interest in Pilot’s intellectual property was ignited by the publication of the two books, Inflammation Nation (Simon and Schuster, 2005) and Win the War Within (Rodale, 2006) by Pilot founder Floyd “Ski” Chilton. The book examined the impact that our modern diet and in particular fatty acids are having on inflammatory diseases as diverse as allergy, arthritis, asthma and eczema.

The purpose of this letter is to inform you that Pilot and Wake Forest University Health Sciences have separately licensed their respective rights of Airozin to Efficas, Inc. of Boulder, Colorado, which is marketing three products based on this technology -- Efficas: Asthma Care; Efficas: Allergy Care; and Efficas: Eczema Care. To view the products link to www.Efficas.com. A press release announcing this transaction from Wake Forest University Health Sciences is attached.

This transaction has provided Pilot the ability to reconstitute its board of directors and begin the process of sorting out the legal, accounting and regulatory issues that naturally arise for a company that goes through essentially three years of dormancy. Pilot is also examining its remaining intellectual property related to other medical food and prescription products--some of which is owned jointly with Wake Forest Medical University Health Sciences --to determine which products should be developed actively by Pilot and which products should be licensed to potential partners.

Pilot has reestablished an office in Winston-Salem at 635 West Fourth Street, Suite 200, 27101. The board is in the process of determining the best structure for the company going forward. Current Board members are Mike Sandusky, President, Business Carolina, Inc; John Ciannamea, Academy Funds; Floyd “Ski” Chilton, founder, professor of physiology and pharmacology at Wake Forest University School of Medicine; and Scott Derks, President of Pilot.

At this time, we are unable to predict the future, but remain hopeful about the potential of products and the quality of the intellectual property owned by Pilot. Please feel free to contact me at the above address or sderks@kimbanet.com to express your thoughts.

Please note that any statements made in this letter related to future prospects for Pilot are forward looking and are made pursuant to the safe harbor established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs and assumptions and involve risks and uncertainties which may cause results to differ materially from the results predicted. These forward-looking statements are identified by terms and phrases such as “hopeful”, “anticipate”, “believe”, “intend”, “expect”, “continue”, “should”, “could”, “may”, “plan”, “project”, “predict”, “will”, and similar expressions. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to, unanticipated changes in costs; political, legal, and economic conditions and developments; changing market conditions and other factors; availability of, or cost of, capital; delays and other obstacles associated with investments in joint ventures; and costs and effects of legal and administrative proceedings, settlements, investigations, and claims. Please refer to the company′s SEC filings for additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to update the information contained herein.

Thank you for your patience.

Sincerely,

Pilot Therapeutics Holdings, Inc.

Ss/ Scott Derks

President

News Release

For Immediate Release, xxx

Colorado Company to Sell Medical Food Products Based on Wake Forest Discovery

WINSTON–SALEM, N.C. – A Colorado–based company is launching a line of “medical- food” products for the dietary management of asthma, eczema and other allergic conditions based on discoveries by Floyd H. “Ski” Chilton, Ph.D., of Wake Forest University Health Sciences (WFUHS).

Chilton’s discoveries originally led to the founding of a company called Pilot Therapeutics. Now Pilot Therapeutics and WFUHS have licensed rights to the technology to Efficas Inc. of Boulder, Colo., to allow Efficas to produce and market the therapeutic products, said Michael A. Batalia, Ph.D., director of the Office of Technology Asset Management at Wake Forest.

The Efficas™ Care products are aimed at three health conditions: asthma, eczema and allergy. The Efficas Care line is now available for online purchase.

Research by Chilton, professor of physiology and pharmacology at Wake Forest University School of Medicine, focuses on the role that diet or medical foods play in human disease. As the founder of Pilot Therapeutics, he developed an over-the-counter medical food designed to reduce the production of leukotrienes, substances known to play a significant role in asthma and allergy attacks.

“Through our research and clinical trials, we have learned that allergic individuals have a unique dietary need for two fatty acids, GLA (gamma-linolenic acid) and EPA (eicosapentaenoic acid),” Chilton said. “Our studies also show that increased consumption of these nutrients can inhibit leukotriene production in patients.”

The new products contain a patented formula of marine oil and botanical oil (borage seed oil) that contains the optimal amount and ratio of GLA and EPA.

“The new licensing arrangement between Efficas, WFUHS and Pilot Therapeutics will allow both companies to advance new technology,” Batalia said. “Efficas is a well-funded health science and technology development company with the resources to market these new products, and Pilot Therapeutics now can move on to other product developments.”

Besides founding Pilot Therapeutics, Chilton is also director of a WFUHS research program studying dietary supplements, one of five in the country. The program is supported by a $7.5 million grant from the National Center for Complementary and Alternative Medicine and the Office of Dietary Supplements.

The Wake Forest program is a partnership with Brigham and Women’s Hospital in Boston and is known as the Wake Forest and Brigham and Women’s Program for Botanical Lipids. Botanicals are plant-based dietary ingredients. One of the four main research projects focuses on how borage, marine and echium oils reduce inflammatory messengers that cause diseases such as asthma and arthritis. (Echium oil is a natural vegetable oil rich in short-chain omega-3 polyunsaturated fatty acids that are converted by humans to the fat equivalent of fish oil.)

Efficas, Inc. is a Boulder-based health science and technology development company “committed to developing science-based products for the nutritional management of the immune system both for humans and pets,” according to a company news release.

Efficas has received funding from Life Science Partners BioVentures, Burrill and Company, Great Spirit Ventures, Unilever Technology Ventures, JP Morgan Bay Area Equity Fund and Prolog Ventures

“Immune-related conditions affect millions of people and we believe leukotriene-inhibiting technology holds great promise for improved quality of life for these individuals,“ said Mark Braman, chief executive officer of Efficas.

“Marketing first via the Web allows us to efficiently reach out to the millions of proactive consumers who are seeking information and alternative treatments online,” Braman said. “We will follow with specialty and natural retail distribution, then mass retail distribution to make our products more easily accessible to the broader population.”

Media Contacts: Robert Conn, rconn@wfubmc.edu, Shannon Koontz, shkoontz@wfubmc.edu, or Karen Richardson, krchrdsn@wfubmc.edu, at (336) 716-4587.

Wake Forest University Baptist Medical Center is an academic health system comprised of North Carolina Baptist Hospital and Wake Forest University Health Sciences, which operates the university’s School of Medicine and its other related enterprises including the Piedmont Triad Research Park. The Medical School is ranked 4th in the Southeastern United States in revenues from its licensed intellectual property.